Exhibit 4.1

                            WARRANT AGREEMENT

     This Warrant Agreement is made as of the ____ day of ___________, 2000 by and between Advanced Wireless Systems, Inc. (the "Company"), a corporation organized and existing under the Code of Alabama, and Vista Transfer, Inc. ("Vista"). All capitalized terms used and not otherwise defined herein shall have the same meanings as in the Plan (as hereinafter defined).

     WHEREAS, pursuant to the terms and conditions of the Debtors' Plan of Reorganization dated March 7, 2000 (the "Plan"), filed in the Debtor's bankruptcy proceedings, the Company and Vista agree to issue to creditors, equity security holders and other parties in interest of the Company, 8,000,000 shares of Common Capital Stock of the Company, and four classes of warrants: Class C - One Year Warrants, Class D - Eighteen Month Warrants, Class E - Two Year Warrants, and Class F - Three Year Warrants as hereinafter described (collectively, the "Warrants") to purchase up to an aggregate of 32,000,000 shares of the Company's Common Stock, having par value of One Cent ($0.01) per share (the "Common Stock"), subject to adjustment as provided in this Warrant Agreement (such 32,000,000 shares, as adjusted, being hereinafter referred to as the "Shares"). For purposes of distribution under the Plan, the Debtor has bundled the 8,000,000 shares of Common Capital Stock and the Warrants into "Units of Equity", each of which consists of one (1) share of Common Capital Stock of the Company, one (1) Class C - One Year Warrant, one
(1) Class D - Eighteen Month Warrant, one (1) Class E - Two Year Warrant, and one (1) Class F - Three Year Warrant;

     WHEREAS, in accordance with the Plan, each Class 1 Claimant may convert his Administrative Claim into one (1) Unit of Equity for each One Dollar and 00/100 ($1.00) of such Administrative Claim, except for Mr. Daniel J. Demers, financial advisor to the Debtor-In-Possession, who shall be entitled to received One Hundred Twenty-Five Thousand Three Hundred Sixteen (125,316) Units of Equity as payment for his Administrative Claim. Each Class 2 Claimant may convert his Wage Claim into one (1) Unit of Equity for each One Dollar and 00/100 ($1.00) of such Wage Claim. Each Class 4 Claimant shall be paid two (2) Units of Equity for each One Dollar and 00/100 ($1.00) of his Unsecured Claim; and

     WHEREAS, each Class C - One Year Warrant shall entitle the Warrant Holder thereof to purchase one share of Common Stock for a period of 365 days, from the date of issuance, at an exercise price of (i) $1.00 for the first 180 days and (ii) $2.00 for the remaining life of the Class C - One Year Warrant. Each Class D - Eighteen Month Warrant shall entitle the Warrant Holder thereof to purchase one share of Common Stock for a period of 547 days, from the date of issuance, at an exercise price of (i) $2.00 for the first 365 days; (ii) $2.50 for the next 90 days; and (iii) $3.00 for the remaining life of the Class D - Eighteen Month Warrant. Each Class E - Two Year Warrant shall entitle the Warrant Holder thereof to purchase one share of Common Stock for a period of 730 days, from the date of issuance, at an exercise price of (i) $3.00 for the first 547 days; (ii) $3.50 for the next 90 days; and (iii) $4.00 for the remaining life of the Class E - Two Year Warrant. Each Class F - Three Year Warrant shall entitle the Warrant Holder thereof to purchase one share of Common Stock for a period of 1,095 days, from the date of issuance, at an exercise price of (i) $4.00 for the first 730 days; (ii) $5.00 for the next 190 days; and (iii) $6.00 for the remaining life of the Class F - Three Year Warrant.

     NOW THEREFORE, pursuant to the Plan, the Company hereby establishes Class C - One Year Warrants, Class D - Eighteen Month Warrants, Class E - Two Year Warrants, and Class F - Three Year Warrants to purchase Common Stock, having par value of One Cent ($0.01) per share, of the Company, which the Company and Vista agree shall have the following rights, qualifications, limitations and restrictions:

     1. Issuance of Warrants; Form of Warrant. On the Effective Date the Company will issue and Vista shall deliver the Warrants to Mr. Daniel J. Demers, the Warrants to the holders of each Class 4 Claim, and the Warrants to the holders of each Class 1and Class 2 Claim who have elected to convert their Claims pursuant to the Plan. The Warrants may be issued in either certificated or uncertificated form. The form of the Class C - One Year Warrant certificate, the form of assignment thereof, and the form of election to purchase Shares to be attached thereto shall be substantially as set forth on Exhibit A attached hereto and incorporated herein by reference. The form of the Class D - Eighteen Month Warrant certificate, the form of assignment thereof, and the form of election to purchase Shares to be attached thereto shall be substantially as set forth on Exhibit B attached hereto and incorporated herein by reference. The form of the Class E - Two Year Warrant certificate, the form of assignment thereof, and the form of election to purchase Shares to be attached thereto shall be substantially as set forth on Exhibit C attached hereto and incorporated herein by reference. The form of the Class E - Three Year Warrant certificate, the form of assignment thereof, and the form of election to purchase Shares to be attached thereto shall be substantially as set forth on Exhibit D attached hereto and incorporated herein by reference. Warrant certificates shall be executed on behalf of the Company by the manual or facsimile signature of the present or any future Chairman, President or any Vice President of the Company and attested by the manual or facsimile signature of the present or any future Secretary or Assistant Secretary of the Company.

     2. Registration. The Warrants shall be numbered and shall be registered in a Warrant register (the "Warrant Register") to be kept by Vista or a Warrant Agent appointed by the Company. The Company shall be entitled to treat the registered Warrant Holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, and shall not be liable for any registration or transfer of Warrants which are registered or are to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the Company's actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with such knowledge of such facts that its participation therein amounts to bad faith. The Warrant Holder shall not have any rights as a shareholder of the Company with regard to the Shares available from exercise of the Warrant prior to actual exercise resulting in the purchase of the Shares.

     3. Transfer or Assignment of Warrants. Warrant certificates may be exchanged for other Warrant certificates representing an equal aggregate number of Warrants of the same class or may be transferred in whole or in part. Warrant certificates to be exchanged shall be surrendered to Vista or to the Company's Warrant Agent at its corporate office, and upon satisfaction of the terms and provisions hereof, the Company shall execute, issue and Vista shall deliver in exchange therefor the Warrant certificate or certificates which the registered Warrant Holder making the exchange shall be entitled to receive. In all cases of transfer by an attorney, the original power of attorney, duly approved, or an official copy thereof, duly certified, shall be deposited with the Company. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited with Vista in its discretion. Upon any registration of transfer, Vista shall deliver a new Warrant or Warrants to the persons entitled thereto. Vista may require payment of a sum sufficient to cover all taxes and other governmental charges that may be imposed in connection with any voluntary transfer, exchange or other disposition of the Warrants. With respect to any offer, sale, or other disposition of this Warrant or any underlying securities, the Warrant Holder will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such Warrant Holder's counsel (if so requested by the Company), to the effect that such offer, sale, or other distribution may be effected without registration or qualification (under any applicable federal or state law then in effect). Each Warrant thus transferred shall bear the same legends appearing on the original Warrant. Notwithstanding the foregoing, the Company shall have no obligation to cause Warrants to be transferred on its books to any person if such transfer would violate the Securities Act of 1933, as amended (the "Act"), or applicable state securities laws.

     4.  Term of Warrants; Exercise of Warrants.

     (a) Term of Warrants. Each Class C - One Year Warrant entitles the Warrant Holder thereof to purchase one Share of Common Stock at a purchase price of $1.00 per Share for the first One Hundred Eighty (180) days after issue, and at a purchase price of $2.00 per Share for the remaining life of the Class C - One Year Warrant (as adjusted from time to time pursuant to the provisions hereof, the "Class C - One Year Warrant Exercise Price") at any time from June 26, 2000 until 5:00p.m., Mobile, Alabama, time, on June 26, 2001 (the "Class C - One Year Warrant Expiration Date"). Each Class D - Eighteen Month Warrant entitles the Warrant Holder thereof to purchase one Share of Common Stock at a purchase price of $2.00 per Share for the first Three Hundred Sixty-Five (365) days after issue, and at a purchase price of $2.50 per Share for the remaining life of the Class D - Eighteen Month Warrant (as adjusted from time to time pursuant to the provisions hereof, the "Class D
- Eighteen Month Warrant Exercise Price") at any time from June 26, 2000 until 5:00p.m., Mobile, Alabama, time, on December 26, 2001 (the "Class D - Eighteen Month Warrant Expiration Date"). Each Class E - Two Year Warrant entitles the Warrant Holder thereof to purchase one Share of Common Stock at a purchase price of $3.00 per Share for the first Five Hundred Forty-Seven (547) days after issue, at a purchase price of $3.50 per Share for the next Ninety (90)

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days, and at a purchase price of $4.00 per Share for the remaining life of the
Class E - Two Year Warrant (as adjusted from time to time pursuant to the provisions hereof, the "Class E - Exercise Price") at any time from June 26, 2000 until 5:00p.m., Mobile, Alabama, time, on June 26, 2002 (the "Class E - Two Year Warrant Expiration Date"). Each Class F - Three Year Warrant entitles the Warrant Holder thereof to purchase one Share of Common Stock at a purchase price of $4.00 per Share for the first Seven Hundred Thirty (730) days after issue, at a purchase price of $5.00 per Share for the next One Hundred Ninety (190) days, and at a purchase price of $6.00 per Share for the remaining life of the Class F - One Year Warrant (as adjusted from time to time pursuant to the provisions hereof, the "Class F - Exercise Price") at any time from June 26, 2000 until 5:00p.m., Mobile, Alabama, time, on June 26, 2003 (the "Class F - One Year Warrant Expiration Date"). If any Exercise Date is not a business day (defined as a Saturday, Sunday or any other day which banks are authorized by law to remain closed), then the Exercise Date shall fall on the next following business day. Notwithstanding any other provisions contained herein, the Warrant Expiration Dates may be extended, from time to time, by mutual agreement and written consent of the Company and the Warrant Holder. All shares of Common Stock which may be issued upon the exercise of the Warrants will, upon issuance, be validly issued, fully paid and nonassessable and, except as otherwise set forth herein, free from all taxes, liens and charges with respect to the issuance thereof.

     (b) Exercise of Warrants. The Exercise Price and the number of Shares issuable upon exercise of Warrants are subject to adjustment upon the occurrence of certain events, pursuant to the terms of this Warrant Agreement. Subject to the provisions of this Warrant Agreement, each Warrant Holder shall have the right, which may be exercised as set forth in such Warrants, to purchase from the Company (and the Company shall issue and sell to such Warrant Holder) the number of fully paid and nonassessable Shares specified in such Warrants, upon surrender to the Company, or Vista, of such Warrants, with the form of election to purchase attached thereto duly completed and signed, with signatures guaranteed by a member firm of a national securities exchange, a commercial bank (not a savings bank or savings and loan association) or trust company located in the United States or a member of the NASD and upon payment to the Company of the Exercise Price, as adjusted in accordance with the terms of this Warrant Agreement, for the number of Shares in respect of which such Warrants are then exercised. No adjustment shall be made for any dividends on any Shares issuable upon exercise of a Warrant. Upon each surrender of Warrants and payment of the applicable Exercise Price, the Company shall issue and cause to be delivered with all reasonable dispatch, but in no event later than three trading days following such surrender and payment, to or upon the written order of the Warrant Holder of such Warrants and in such name or names as such Warrant Holder may designate, a certificate or certificates for the number of full Shares so purchased upon the exercise of such Warrants as set forth herein. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Shares as of the date of the surrender of Warrants and payment of the applicable Exercise Price as aforesaid; provided, however, that if, at the date of surrender of such Warrants, the transfer books for the Common Stock or other class of securities issuable upon the exercise of such Warrants shall be closed, the certificates for the Shares shall be issuable as of the date on which such books shall next be opened (whether before, on or after the Warrant Expiration Date) and until such date the Company shall be under no duty to deliver any certificate for such Shares; provided, further, however, that the transfer books of record, unless otherwise required by law, shall not be closed at any one time for an unreasonable period. The rights of purchase represented by the Warrants shall be exercisable, at the election of the Warrant Holder(s) thereof, either in full or from time to time in part and, in the event that any Warrant is exercised in respect of less than all of the Shares issuable upon such exercise at any time prior to the Warrant Expiration Date, a new Warrant or Warrants will be issued for the remaining number of Shares specified in the Warrant so surrendered. Each Warrant may be exercised in whole or in part, but not for less than one hundred (100) Warrant Shares (or such lesser number of Warrant Shares as may at the time of exercise constitute the maximum number exercisable) and in excess of 100 Warrant Shares in increments of 100 Warrant Shares. Each Warrant is exercisable, subject to the satisfaction of applicable securities laws, at any time during the Exercise Period by the surrender of the Warrant to the Company at its principal office or to Vista together with the appropriate form of exercise duly completed and executed on behalf of the Warrant Holder, accompanied by the payment in full of the amount of the aggregate Exercise Price of the Warrant Shares in immediately available funds.

     (c) Payment of Exercise Price. Payment of the applicable Exercise Price may be made in cash or by certified check or official bank check payable to the order of the Company.

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     5.  Payment of Taxes.  The Company will pay all documentary stamp taxes, if any, attributable to the issuance of Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any certificates for Shares in a name other than that of the Holder of Warrants in respect of which such Shares are issued.

     6. Mutilated or Missing Warrants. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant or stock certificate, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of the mutilated Warrant or stock certificate.

     7. Reservation of Shares. There have been reserved, and the Company shall at all times keep reserved, out of the authorized and unissued Common Stock, a number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by the outstanding Warrants. The Company or the transfer agent for the Common Stock (including every subsequent transfer agent, if any) for the Company's securities issuable upon the exercise of the Warrants will be irrevocably authorized and directed at all times until the Warrant Expiration Date to reserve such number of authorized and unissued shares as shall be required for such purpose. The Company will keep a copy of this Warrant Agreement on file with the transfer agent for any shares of the Company's securities issuable upon the exercise of the Warrants. Upon request, the Company will supply the transfer agent with duly executed certificates for such purpose and will itself provide or otherwise make available any cash which may be distributable as provided in this Warrant Agreement. All Warrants surrendered in the exercise of the rights thereby evidenced shall be canceled, and such canceled Warrants shall constitute sufficient evidence of the number of Shares that have been issued upon the exercise of such Warrants. No shares of Common Stock shall be subject to reservation in respect of unexercised Warrants subsequent to the Warrant Expiration Date.

     8. Adjustments of Exercise Price and Number of Shares. The Class C - One Year Warrant Exercise Price, the Class D - Eighteen Month Warrant Exercise Price, the Class E - Two Year Warrant Exercise Price, the Class F - Three Year Warrant Exercise Price and the number and kind of securities issuable upon exercise of each Warrant shall be subject to adjustment from time to time upon the happening of certain events, as follows:

     (a) If the Company at any time during the Exercise Period shall, by subdivision, combination or re-classification of securities, change any of the securities to which purchase rights under the Warrant exist under the same or different number of securities of any class or classes, the Warrant shall thereafter entitle the Warrant Holder to acquire such number and kind of securities as would have been issuable as a result of such change with respect to the Warrant Shares immediately prior to such subdivision, combination, or re-classification. If Shares of the Company's Common Stock are subdivided into a greater number of Shares of Common Stock, the purchase price for the Warrant Shares shall be proportionately increased; and conversely, if Shares of the Company's Common Stock are combined into a smaller number of Shares of Common Stock, the price shall be proportionately increased, and the Warrant Shares shall be proportionately decreased.

     (b) For the purpose of this Section 8, the term "shares of Common Stock" shall mean (i) the class of stock designated as the Common Stock of the Company at the date of this Warrant Agreement or (ii) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from no par value to par value, or from par value to no par value. In the event that at any time, as a result of an adjustment made pursuant to paragraph (a) above, the Warrant Holders shall become entitled to purchase any shares of capital stock of the Company other than shares of Common Stock, thereafter the number of such other shares so purchasable upon exercise of each Warrant and the Exercise Price of such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Shares contained in this Warrant Agreement.

     (c) The terms of this Warrant Agreement may be amended with mutual agreement and written consent of the Company and the Warrant Holder.

     (d) Whenever the number of Shares issuable upon the exercise of each Warrant or the applicable
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Exercise Price of such Shares is adjusted, as herein provided, the Company shall promptly mail by first class mail, postage prepaid, to each Warrant Holder notice of such adjustment or adjustments.

     9. Repurchase Right. The Warrant Holder hereby grants the Company the right to repurchase (the "Repurchase Right") exercisable at any time during the Exercise Period at Five Cents ($0.05) per share (the "Repurchase Price"), any Warrant Shares not exercised and not purchased by Warrant Holder ("Repurchase Shares") on or before the Repurchase Date (defined below).

     (a) The Repurchase Right shall be exercisable by written notice ("Repurchase Notice") delivered by the Company to the Warrant Holder prior to the expiration of the Exercise Period. The Repurchase Notice shall indicate the number of Repurchased Shares to be repurchased by the Company and the dated ("Repurchase Date" on which the repurchase is to be effected, such date to be not less than thirty (30) days after the date of the Repurchase Notice. On the Repurchase Date, Warrant Holder shall deliver and surrender the Warrant to the Company, and the Company shall, concurrently with the receipt of the Warrant, pay to Warrant Holder in cash or cash equivalents, an amount equal to the Repurchase Price for the Repurchased Shares which are to be repurchased by the Company.

     (b) Notwithstanding delivery of the Repurchase Notice by the Company to Warrant Holder, at any time prior to the Repurchase Date, Warrant Holder may exercise the Warrant with respect to all unexercised Warrant Shares in accordance with the terms of this Warrant Agreement.

     (c) In the event of any adjustment ("Adjustment") pursuant to this Warrant Agreement, appropriate adjustment(s) to reflect the Adjustment shall be made to the number of Warrant Shares subject to the Repurchase Right and to the Repurchase Price to be paid by the Company upon the exercise of the Repurchase Right in order to reflect the effect of any such Adjustment.

     10. Notices. Unless otherwise provided, any notice required or permitted under this Warrant Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified by hand or professional courier service or five (5) days after deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party in the Company's records, or at such other address as such party may designate by ten (10) days advance written notice to the other parties.

     11. Attorney's Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Warrant Agreement or each Warrant issued hereunder, the prevailing party shall be entitled to reasonable attorney's fees, costs and disbursements in addition to any other relief to which such party may be entitled.

     12. Governing Law. This Warranty Agreement and each Warrant issued hereunder shall be governed by and construed in accordance with the substantive laws of the State of Alabama and to be performed entirely within the State of Alabama. Venue for any and all actions or disputes arising out of this Warranty Agreement and each Warrant issued hereunder shall be the State of Alabama.

     13. Headings. The headings of the sections and paragraphs of this Warranty Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions hereof.

IN WITNESS WHEREOF, the Company has caused this Warrant Agreement to be duly executed as of the day, month and year first above written.


COMPANY:                            Advanced Wireless Systems, Inc.


                                    By: Thomas M.  Howard
                                    President


ATTEST:


Secretary

VISTA:                             Vista Transfer, Inc.


                                   By: Dana Mascato

President


ATTEST:


Secretary

                           FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the Warrant Certificates.)

     FOR VALUE RECEIVED, _________________________________ hereby sells, assigns and transfers unto _________________________________ this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ______________________________ to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.

     The undersigned represents and warrants that the transfer of the within Warrant is permitted by the terms of the Warrant Agreement pursuant to which the within Warrant has been issued, and the transferee hereof, by his acceptance of this Assignment, represents and warrants that he is familiar with the terms of said Warrant Agreement and agrees to be bound by the terms thereof with the same force and effect as if a signatory thereto.



Date:                        Signature:



                             Witness:




                                 NOTICE

     The signature on the foregoing Assignment must correspond to the name as written upon the face of this Warrant Certificate in every particular, without alteration or any change whatsoever.

                                   FORM OF
                            ELECTION TO PURCHASE

(To be executed if holder desires to exercise the Warrant Certificate).

TO:  ADVANCED WIRELESS SYSTEMS, INC.

     The undersigned hereby irrevocably elects to exercise Warrants represented by this Warrant Certificate to purchase ____________ shares of Common Stock and requests that certificates for such shares be issued in the name of:

Please insert social security, tax identification or other identifying number




(Please print name and address)

If such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, a new Warrant Certificate for the balance remaining of such Warrants shall be registered in the name of and delivered to:

Please insert social security, tax identification or other identifying number




(Please print name and address)


Date:                         Signature:


                              Witness:


                                  NOTICE

The signature on the foregoing Election must correspond to the name as written upon the face of this Warrant Certificate in every particular, without alteration or any change whatsoever.